UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2012

Neah Power Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 424-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

(c)           Resignation of Directors

On August 14, 2012 the Company accepted the resignation of Michael Selsman from our Board of Directors.  The departure of Mr. Selsman was not a result of any disagreement with us on any matter relating to our operations, policies or practices.  Mr. Selsman will continue to serve in a third party advisory capacity to the Company.

 (d)          Election of Directors

On August 14, 2012, our Board of Directors appointed John R. Toedtman to serve on our Board of Directors.  The appointment of Mr. Toedtman fills a vacancy on our Board of Directors. Mr. Toedtman is the controlling principal of Strategy Advisors LLC, an entity providing business development activities to Neah Power, and is a principal of New Power Solutions LLC, a firm invested in Neah Power, and an associate of Boyajian Enterprises Inc. a strategic advisory consulting firm that we have engaged.

Mr. Toedtman’s 40 year business career includes senior management roles ranging from a Fortune 100 company, Engelhard, to five entrepreneurial companies in the medical device, generic drug and healthcare IT sectors. He has been a board member of seven public companies and brings substantial experience in M&A, technology transfer and corporate strategy. He was a Managing Director at Bluestone Capital and is presently a Senior Advisor at Griffin Securities. He has a B.A. Economics and M.A. International Economics both from Georgetown University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ David Schmidt
David Schmidt
Acting Principal Financial Officer

Date: August 14, 2012